Exhibit 99.1

Date:                December 15, 2016

Spectra Energy Stockholders Overwhelmingly Approve Merger With Enbridge

HOUSTON – Spectra Energy Corp (NYSE: SE) (“Spectra Energy”) announced that during a special stockholder meeting held earlier today, Spectra Energy stockholders voted overwhelmingly to approve the previously announced combination of Spectra Energy with Enbridge Inc. (TSX, NYSE: ENB) (“Enbridge”) in a stock-for-stock merger transaction. Approximately 73 percent of the total outstanding shares of Spectra Energy common stock, and approximately 98 percent of the total shares voted at the meeting, were voted in favor of the transaction. Once the transaction is completed, the combination will create the largest energy infrastructure company in North America and one of the largest globally, with a pro-forma enterprise value of approximately C$165 billion (US$127 billion).1

“Today’s vote is a critical milestone that moves us closer to creating, with Enbridge, a true global energy infrastructure leader and the most diversified energy infrastructure company in North America, if not the world,” said Greg Ebel, chief executive officer, Spectra Energy. “This is a transformational combination – with multiple platforms for organic growth – that will deliver tangible benefits to all Spectra Energy stakeholders. It diversifies our asset base and creates significant financial flexibility that allows us to continue to compete for – and win – the most significant, attractive growth projects. It will provide an expected annualized 15 percent dividend increase in year one, and is expected to increase and extend future annual dividend growth, from Spectra Energy’s current rate of about 8 percent annually, to a range of 10 to 12 percent annually through at least 2024, with greatly enhanced distributable cash flow coverage also expected over this timeframe. We believe that no other company in our industry has that kind of high-return, low-risk model that investors value so highly.”

Enbridge shareholders also approved the transaction in a vote held earlier today. Spectra Energy’s stockholder approval and Enbridge shareholder approval are conditions to the closing of the transaction, but the completion of the transaction remains subject to certain other customary closing conditions.

Assuming timely receipt of the necessary antitrust and other regulatory approvals, and satisfaction of all other closing conditions in the merger agreement, the parties expect to complete the merger in the first quarter of 2017. Both Spectra Energy and Enbridge continue to work to meet the closing conditions in the merger agreement, and have filed applications with certain regulators. Enbridge has received the confirmation required to complete the transaction from the Minister of Transport under the Canada Transportation Act. On November 21, 2016, the Committee on Foreign Investment in the United States (“CFIUS”) accepted the joint voluntary notice by Spectra Energy and Enbridge and began its 30-day review period, which will conclude no later than December 20, 2016, unless the review period is extended by CFIUS. As a standard part of the regulatory approval process for transactions of this type, both companies continue to work closely with the Federal Trade Commission and the Canadian Competition Bureau to expeditiously conclude each of their reviews of the transaction.

1 Enterprise value is based on the closing price of Enbridge common shares on the NYSE on September 2, 2016, and is translated at the spot foreign exchange rate on September 2 at the close of trading.

Spectra Energy Corp (NYSE: SE), a FORTUNE 500 company, is one of North America’s leading pipeline and midstream companies. Based in Houston, Texas, the company’s operations in the United States and Canada include approximately 21,000 miles of natural gas and crude oil pipelines; approximately 300 billion cubic feet of natural gas storage; 4.8 million barrels of crude oil storage; as well as natural gas gathering, processing, and local distribution operations. Spectra Energy is the general partner of Spectra Energy Partners (NYSE: SEP), one of the largest pipeline master limited partnerships in the United States and owner of the natural gas and crude oil assets in Spectra Energy’s U.S. portfolio. Spectra Energy also has a 50 percent ownership in DCP Midstream, the largest producer of natural gas liquids and the largest natural gas processor in the United States. Spectra Energy has served North American customers and communities for more than a century. For more information, visit www.spectraenergy.com.

FORWARD-LOOKING STATEMENTS

This communication includes certain forward looking statements and information (“FLI”) to provide Enbridge and Spectra Energy’s shareholders and potential investors with information about Enbridge, Spectra Energy and their respective subsidiaries and affiliates, including each company’s management’s respective assessment of Enbridge, Spectra Energy and their respective subsidiaries’ future plans and operations, which FLI may not be appropriate for other purposes. FLI is typically identified by words such as “anticipate”, “expect”, “project”, “estimate”, “forecast”, “plan”, “intend”, “target”, “believe”, “likely” and similar words suggesting future outcomes or statements regarding an outlook. All statements other than statements of historical fact may be FLI. In particular, this document contains FLI pertaining to, but not limited to, information with respect to the proposed transaction jointly announced by Enbridge and Spectra Energy on September 6, 2016.

Although we believe that the FLI is reasonable based on the information available today and processes used to prepare it, such statements are not guarantees of future performance and you are cautioned against placing undue reliance on FLI. By its nature, FLI involves a variety of assumptions, which are based upon factors that may be difficult to predict and that may involve known and unknown risks and uncertainties and other factors which may cause actual results, levels of activity and achievements to differ materially from those expressed or implied by these FLI, including, but not limited to, the following: the timing and completion of the transaction, including receipt of regulatory approvals and the satisfaction of other conditions precedent; interloper risk; the realization of anticipated benefits and synergies of the transaction and the timing thereof; the success of integration plans; the focus of management time and attention on the transaction and other disruptions arising from the transaction; estimated future dividends; financial strength and flexibility; debt and equity market conditions, including the ability to access capital markets on favorable terms or at all; cost of debt and equity capital; potential changes in the Enbridge share price which may negatively impact the value of consideration offered to Spectra Energy shareholders; expected supply and demand for crude oil, natural gas, natural gas liquids and renewable energy; prices of crude oil, natural gas, natural gas liquids and renewable energy; economic and competitive conditions; expected exchange rates; inflation; interest rates; tax rates and changes; completion of growth projects; anticipated in-service dates; capital project funding; success of hedging activities; the ability of management of Enbridge, its subsidiaries and affiliates to execute key priorities, including those in connection with the transaction; availability and price of labor and construction materials; operational performance and reliability; customer, regulatory and other stakeholder approvals and support; regulatory and legislative decisions and actions; public opinion; and weather. We caution that the foregoing list of factors is not exhaustive. Additional information about these and other assumptions, risks and uncertainties can be found in applicable filings with Canadian and U.S. securities regulators, including any proxy statement, prospectus or registration statement to be filed in connection with the transaction. Due to the interdependencies and correlation of these factors, as well as other factors, the impact of any one assumption, risk or uncertainty on FLI cannot be determined with certainty.

Except to the extent required by law, we assume no obligation to publicly update or revise any FLI, whether as a result of new information, future events or otherwise. All FLI in this document is expressly qualified in its entirety by these cautionary statements.

Media:	Creighton Welch
(713) 627-5806
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Investors & Analysts:	Roni Cappadonna
(713) 627-4778